UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2012

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))[Missing Graphic Reference]

Item 8.01.                      Other Events.

This Form 8-K is being filed pursuant to a Memorandum of Understanding (“MOU”) regarding the settlement of certain litigation relating to the Agreement and Plan of Merger, dated as of February 5, 2012 (the “Merger Agreement”), among SureWest Communications, a California corporation (“SureWest”), Consolidated Communications Holdings, Inc., a Delaware corporation (“Consolidated”), WH Acquisition Corp., a California corporation (“Merger Sub I”), and WH Acquisition II Corp., a California corporation (“Merger Sub II” and together with the Merger Sub I, “Merger Subs”), pursuant to which, subject to the terms and conditions thereof, Merger Sub I, a wholly-owned subsidiary of Consolidated, will merge with and into SureWest (the “First Merger”), and then SureWest will merge with and into Merger Sub II, a wholly-owned subsidiary of Consolidated (the “Second Merger” and together with the First Merger, the “Mergers”).

Litigation Related to the Mergers

As more fully described on page 84 of the joint proxy statement/prospectus, dated April 24, 2012, that forms part of the Registration Statement on Form S-4, as amended, filed by Consolidated with the Securities and Exchange Commission (the “SEC”) in connection with the Mergers, and that also was filed by Consolidated and SureWest with the SEC on Schedule 14A in connection with the Mergers (the “Proxy Statement/Prospectus”), between February 17, 2012 and April 18, 2012, SureWest, the members of SureWest’s board of directors, Consolidated and the Merger Subs, were named as defendants in five purported shareholder class action lawsuits that were filed in the Superior Court of the State of California, County of Placer, which we refer to as the “State Actions,” and one additional lawsuit filed in the United States District Court for the Eastern District of California, which we refer to as the “Federal Action.” The suits allege, among other things, that SureWest’s directors breached their fiduciary duties to SureWest’s shareholders in negotiating and entering into the Merger Agreement and by agreeing to sell SureWest at an unfair price, pursuant to an unfair process and pursuant to unreasonable terms, and that SureWest, Consolidated, and the Merger Subs aided and abetted the alleged breaches of fiduciary duties.  On May 17, 2012, the plaintiffs in the Federal Action requested a temporary stay of the Federal Action, which the court granted, and began coordinating with the plaintiffs in the State Actions.

On June 1, 2012, counsel for the parties entered into a memorandum of understanding in which they agreed on the terms of a proposed settlement of the State Actions and the Federal Action, which would include the dismissal with prejudice of all claims against all of the defendants.  The proposed settlement is conditional upon, among other things, the execution of an appropriate stipulation of settlement and final approval of the proposed settlement by the court presiding over the State Actions.  In addition, in connection with the settlement and as provided in the memorandum of understanding, the parties contemplate that plaintiffs’ counsel will seek an award of attorneys’ fees and expenses as part of the settlement.  There can be no assurance that the parties ultimately will enter into a stipulation of settlement or that the court will approve the settlement even if the parties enter into such stipulation.  In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.  The proposed settlement will not affect the amount of the merger consideration that SureWest’s shareholders are entitled to receive in the Mergers.

The defendants deny all liability with respect to the facts and claims alleged in the lawsuits and specifically deny that any supplemental disclosure was or is required under any applicable rule, statute, regulation or law.  However, to minimize the expense of defending the lawsuits, to avoid the risk of delaying or adversely affecting the Mergers and the related transactions, and to provide additional information to SureWest’s shareholders and Consolidated’s stockholders, at a time and in a manner that would not cause any delay of the special meeting of SureWest’s shareholders, the annual meeting of Consolidated’s stockholders or the Mergers, SureWest and Consolidated have determined to provide the supplemental disclosures below, as contemplated by the memorandum of understanding and proposed settlement.

Additional Disclosures

As contemplated by the proposed settlement, SureWest and Consolidated have agreed to provide certain additional disclosures that are supplemental to those contained in the Proxy Statement/Prospectus.  This supplemental information should be read in conjunction with the Proxy Statement/Prospectus, which should be read in its entirety.  As noted above, none of the defendants has admitted wrongdoing of any kind, including but not limited to inadequacies in any disclosure, the materiality of any disclosure that the plaintiffs contend should have been made, any breach of any fiduciary duty, or aiding or abetting any of the foregoing.

The following additional disclosures (changes marked with new text underlined and deleted text marked with strikethrough) amend and supplement the information provided in the Proxy Statement/Prospectus:

THE MERGERS — Background of the Mergers (page 44 of the Proxy Statement/Prospectus)

The twenty-fifth (25th) paragraph under the heading “Background of the Mergers” (page 47 of the Proxy Statement/Prospectus) is revised as follows:

Following the January 16, 2012 board meeting and at the direction of the SureWest board of directors, representatives of UBS contacted 22 parties with which SureWest either had previous discussions regarding a possible transaction, including Consolidated, or that representatives of UBS and SureWest viewed as potentially interested parties.  Of the parties contacted, six were financial sponsors while the remainder were potential strategic partners.  As a result of this process, Consolidated and three other parties executed confidentiality agreements, each of which included a two-year “standstill” provision, and received a packet of non-public information about SureWest.  Consolidated executed the confidentiality agreement and received the packet of non-public information on January 20, 2012.  Each of the interested parties was requested to complete initial diligence and provide a written indication of interest by January 24, 2012.

The forty-eighth (48th) paragraph under the heading “Background of the Mergers” (page 50 of the Proxy Statement/Prospectus) is revised as follows:

Following SureWest’s receipt of this revised proposal, the SureWest board of directors reconvened to discuss the proposal.  Orrick and representatives of UBS reviewed with the board of directors the new offers from each of Company A and Consolidated, and again reviewed the differences between the two offers and merger agreements.  Members of the board of directors asked questions throughout the discussion.  The SureWest board of directors reiterated its concerns that Company A might revoke its offer in light of the deadline imposed by Company A.  Following additional discussion and deliberation, the SureWest board of directors determined that it believed that based on the merger consideration offered and the terms of the merger agreement proposed by Consolidated, that the proposal from Consolidated offered more value to the SureWest shareholders than Company A’s proposal.  Representatives of UBS reviewed with the SureWest board of directors its financial analysis of the merger consideration proposed by Consolidated and delivered its oral opinion, which opinion was subsequently confirmed in writing, to the effect that, as of February 5, 2012, and based upon and subject to various assumptions, matters considered and limitations described in the opinion, the merger consideration, taken in the aggregate, to be received by holders of SureWest common stock in the First Merger was fair, from a financial point of view, to such holders.  The SureWest board of directors then unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers, and, subject to the terms of the Merger Agreement, unanimously resolved to recommend that the shareholders of SureWest vote to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers.

THE MERGERS — SureWest’s Reasons for the Mergers and Recommendation of the SureWest Board of Directors — Reasons for the Mergers — Factors Relating to the Specific Terms of the Merger Agreement (page 52 of the Proxy Statement/Prospectus)

The following bullet points listed under heading “Reasons for the Mergers — Factors Relating to the Specific Terms of the Merger Agreement” are revised as follows:

•
The fact that SureWest’s shareholders may elect to receive Consolidated common stock or cash as Merger Consideration (subject to any proration or reallocation necessary to achieve as closely as practicable the 50/50 cash-stock split with respect to the aggregate Merger Consideration), which offered a choice for shareholders that, among other things, may be attractive both to shareholders who wish to receive a cash payment and to shareholders who wish to continue participating in the telecommunications segment and who would be able to participate in future increases, if any, in value of the combined company through ownership of Consolidated stock, and could potentially receive a premium for their Consolidated stock in the event Consolidated enters into a strategic transaction in the future.

•
The judgment that regulatory approvals necessary to complete the Mergers are likely to be obtained without materially burdensome conditions, and that they likely would be obtained prior to expiration of Consolidated’s financing commitment.  Specifically, the SureWest board of directors’ belief, after considering information and advice it received from management and SureWest’s outside regulatory counsel, that California regulatory approval necessary to complete a merger with Consolidated as opposed to Company A was likely more certain, and would likely be less burdensome, given that Consolidated is an industry participant that has been through the process before in other states.

•
The review by the SureWest board of directors with its legal and financial advisors of the structure of the proposed transaction and the financial and other terms of the Merger Agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations and the termination provisions, as well as the likelihood of consummation of the proposed transactions and the SureWest board of directors’ evaluation of the likely time period necessary to close the transaction.  The SureWest board of directors also considered in particular the following aspects of the Merger Agreement:

o
The nature of the closing conditions included in the Merger Agreement, including the exceptions to the events that would constitute a material adverse effect on SureWest for purposes of the agreement, as well as the likelihood that of all conditions to the transactions would be satisfied in a timely manner;

o
The obligation of Consolidated to take all actions necessary to arrange the financing provided for in its financing commitment and, if such financing is unavailable, to use commercially reasonable efforts to arrange to obtain alternate financing for an amount that will enable Consolidated to consummate the transaction;

o
The fact that SureWest is entitled to specific performance to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which it is entitled; by contrast, under the terms proposed by Company A, specific performance would not be an available remedy, and thus in the event Company A was unable or unwilling to close a transaction with SureWest, SureWest’s only recourse would be a termination fee payable to SureWest;

o
The SureWest board of directors’ ability, under certain circumstances and prior to the time SureWest shareholders approve the Merger Agreement, to consider and respond to an unsolicited bona fide alternative proposal or engage in discussions or negotiations with the person making such a proposal if the board of directors shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative proposal either constitutes a superior proposal and the board of directors shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with the directors’ exercise of their fiduciary obligations to the shareholders of SureWest under applicable laws;

o
The SureWest board of directors’ ability, under certain circumstances, to change or withdraw its recommendation or terminate the Merger Agreement in order to enter into an agreement providing for a superior proposal, provided that SureWest complies with its obligations relating to the entering into of any such agreement and immediately prior to or concurrently with the termination of the Merger Agreement pays a termination fee of $14,675,000, which the SureWest board of directors concluded was reasonable in the context of termination fees payable in comparable transactions and in light of the overall terms of the Merger Agreement, including the Merger Consideration;

o	The fact that there is no financing condition to the completion of the Mergers in the Merger Agreement;

o	The fact that Consolidated common stock issuable in the First Merger will generally not be taxable for U.S. federal income tax purposes to SureWest’s shareholders; and

o
The receipt by Consolidated of executed debt commitment letters from sources of debt financing for the transactions contemplated by the Merger Agreement and the terms of such debt financing commitments.

THE MERGERS — Opinion of Financial Advisor to SureWest  — Financial Analyses — Selected Public Companies Analysis (page 59 of the Proxy Statement/Prospectus)

The following paragraph is added on page 60 of the Proxy Statement/Prospectus as the final paragraph under the heading “Financial Analyses — Selected Public Companies Analysis”:

UBS also reviewed for informational purposes published long-term growth rates of earnings per share and dividend rates for each of the 15 selected public companies and for SureWest.  The mean and median long-term earnings growth rates for ILEC’s were 5.5% and 5.4%, respectively, for the Facility-Based Business Telecom Service Providers were 18.0% and 17.4%, respectively and for Cable Operators were 22.6% and 20.0%, respectively.  The long-term growth rate of earnings per share for SureWest was 82.3%.  The mean and median dividend yields for dividend-paying ILEC’s were 12.8% and 8.1%, respectively (6 of 7 such companies had a dividend yield), for dividend-paying Facility-Based Business Telecom Service Providers were 2.5% (only one of 3 such companies had a dividend yield) and for dividend-paying Cable Operators were 2.8% and 2.5%, respectively (3 of 5 such companies had a dividend yield).  SureWest had a 2.1% dividend yield.

THE MERGERS — Opinion of Financial Advisor to SureWest — Financial Analyses — Discounted Cash Flow Analyses — SureWest Standalone (page 61 of the Proxy Statement/Prospectus)

The first (1st) paragraph under the heading “Financial Analyses — Discounted Cash Flow Analyses — SureWest Standalone” is revised as follows:

UBS performed a discounted cash flow analysis of SureWest on a standalone basis using financial forecasts and estimates relating to SureWest prepared by SureWest’s management.  UBS calculated a range of implied present values (as of December 31, 2011) of the standalone unlevered, after-tax free cash flows that SureWest was forecasted to generate from calendar year 2012 through calendar year 2016 and of terminal values for SureWest based on SureWest’s calendar year 2016 estimated EBITDA.  For purposes of its discounted cash flow analysis, UBS treated stock-based compensation as a cash expense.  Implied terminal values were derived by applying to SureWest’s calendar year 2016 estimated EBITDA a range of EBITDA terminal value multiples of 5.0x to 6.0x.  Present values of cash flows and terminal values were calculated using discount rates ranging from 9.0% to 11.0%.  The discounted cash flow analysis resulted in a range of implied present values of approximately $15.00 to $22.00 per share of SureWest common stock.

THE MERGERS — Opinion of Financial Advisor to SureWest — Financial Analyses — Discounted Cash Flow Analyses — Consolidated Standalone (page 61 of the Proxy Statement/Prospectus)

The first (1st) paragraph under the heading “Financial Analyses — Discounted Cash Flow Analyses — Consolidated Standalone” is revised as follows:

UBS performed a discounted cash flow analysis of Consolidated on a standalone basis using financial forecasts and estimates relating to Consolidated prepared by SureWest’s management. UBS calculated a range of implied present values as (as of December 31, 2011) of the standalone unlevered, after-tax free cash flows that Consolidated was forecasted to generate from calendar year 2012 through calendar year 2016 and of terminal values for Consolidated based on Consolidated’s calendar year 2016 estimated EBITDA.  For purposes of its discounted cash flow analysis, UBS treated stock-based compensation as a cash expense.  Implied terminal values were derived by applying to Consolidated’s calendar year 2016 estimated EBITDA a range of EBITDA terminal value multiples of 6.5x to 7.5x.  Present values of cash flows and terminal values were calculated using discount rates ranging from 6.5% to 7.5%.  The discounted cash flow analysis resulted in a range of implied present values of approximately $12.00 to $17.70 per share of Consolidated common stock.

In addition to the above revisions/additions, the Proxy Statement/Prospectus is being supplemented to include the following additional disclosure as part of the settlement:

THE MERGERS – Financial Estimates Prepared by the Management of SureWest

SureWest does not, as a matter of course, publicly disclose forecasts or projections as to future performance or earnings. However, SureWest has agreed to disclose certain estimates for SureWest’s and Consolidated’s fiscal years ending on or about December 31, 2012, 2013, 2014, 2015, and 2016, solely because the estimates were prepared and provided by SureWest’s management to UBS and the SureWest board of directors in connection with their consideration of the Mergers and preparation of UBS’ fairness opinion, as described in the Proxy Statement/Prospectus under “The Mergers — Opinion of Financial Advisor to SureWest” beginning on page 56. The estimates were developed from historical financial statements and did not give effect to any changes or expenses or corporate borrowings as a result of the Mergers or any other effects of the Mergers.

The prospective SureWest and Consolidated financial information included herein has been prepared by, and is the responsibility of, SureWest management. The prospective financial estimates with respect to SureWest and Consolidated were not prepared with a view toward public disclosure.  Neither SureWest’s independent registered public accounting firm, Ernst & Young LLP, nor any other independent accounting firm, has examined, compiled or performed any procedures with respect to these prospective financial estimates and, accordingly, no opinion or any other form of assurance on such information or its achievability is expressed with respect thereto. In addition, UBS did not prepare this information and has no responsibility therefore. Furthermore, the information:

•
while presented with numerical specificity, necessarily make numerous assumptions, many of which are beyond the control of SureWest and Consolidated, including with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to SureWest’s and Consolidated’s businesses, and may not prove to have been, or may no longer be, accurate;

•
do not necessarily reflect revised prospects for SureWest’s and Consolidated’s businesses, changes in general business, economic, regulatory, market and financial conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared;

•	are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

•	should not be regarded as a representation that these estimates will be achieved and readers of this Proxy Statement/Prospectus are cautioned not to place undue reliance on these estimates.

SureWest believes the assumptions its management used as a basis for the estimates were reasonable at the time the estimates were prepared, given the information its management had at the time.  While the prospective financial information set forth below was prepared in good faith, no assurance can be given regarding future events.  The prospective financial information is subjective in many respects and is thus susceptible to interpretation and periodic revision based on actual experience and recent developments.  In light of the foregoing, as well as the uncertainties inherent in any prospective financial information, SureWest shareholders and Consolidated stockholders are cautioned not to unduly rely on this information as a predictor of future operating results or otherwise.

The estimates involve risks, uncertainties and assumptions.  The future financial results of SureWest and Consolidated may materially differ from those expressed in the estimates due to factors that are beyond SureWest’s and Consolidated’s ability to control or predict.  These estimates are forward-looking information and as such are subject to the qualifications set forth in the Proxy Statement/Prospectus beginning on page 35 under the caption “Special Note Regarding Forward-Looking Statements” and under the caption “Safe Harbor” below.  SureWest cannot assure you that the estimates will be realized or that SureWest’s and Consolidated’s future financial results will not materially vary from the estimates.  Since the estimates cover multiple years, such information by its nature becomes less reliable with each successive year.  The estimates do not take into account any circumstances or events occurring after the date they were prepared.

The following estimates of SureWest and Consolidated’s future financial results, which were prepared by SureWest’s management as of December 12, 2011 (SureWest estimates) and February 3, 2012 (Consolidated estimates), were utilized by UBS for purposes of financial analyses it rendered to SureWest’s board of directors in connection with its fairness opinion:

	Year Ended December 31,
	2012	2013	2014	2015	2016
	(dollars in millions)
Revenues
SureWest	259.9	276.6	293.8	308.5	323.6
Consolidated	373.5	359.3	350.9	351.4	349.0
Combined	633.4	635.9	644.7	659.9	672.6
Adjusted EBITDA (1)
SureWest	82.5	88.8	96.3	102.0	108.7
Consolidated	181.3	173.6	169.5	172.3	172.0
Combined (2)	263.8	279.2	293.8	302.3	308.8
EBITDA
SureWest (1)	78.6	85.1	92.6	98.3	105.0
Consolidated (2)	179.5	171.7	167.5	170.2	169.8
Combined (3)	258.1	273.5	288.1	296.5	302.9
Unlevered Free Cash Flow (4)
SureWest	(0.4)	15.5	27.3	36.5	39.8
Consolidated	98.0	86.3	81.4	83.4	82.3
Combined	97.6	112.0	125.6	136.7	139.0

Notes:

(1)
SureWest’s EBITDA is defined as net earnings before interest income and expense, income taxes, depreciation and amortization on an unadjusted basis.  EBITDA is a non-GAAP financial measure.  A reconciliation of SureWest EBITDA to net income, the most directly comparable GAAP financial measure, is provided below. SureWest’s Adjusted EBITDA is defined as EBITDA and excludes the impact of non-cash stock-based compensation expense.

(2)
Consolidated’s EBITDA is defined as net earnings before interest expense, income taxes, depreciation and amortization on an unadjusted basis.  EBITDA is a non-GAAP financial measure.  A reconciliation of Consolidated EBITDA to net cash provided by operating activities, the most directly comparable GAAP liquidity measure, is provided below.  Consolidated Adjusted EBITDA is defined as EBITDA and excludes the impact of non-cash stock-based compensation, integration, restructuring, severance and net investment adjustment expenses.

(3)	Assumes $28 million of run-rate synergies per year; 50% phased in during 2012 and 100% thereafter; $25.2 million cost to achieve synergies spread out in 2012 ($14 million) and 2013 ($11.2 million).

(4)
Unlevered free cash flow is a non-GAAP financial measure calculated by starting with operating income and subtracting taxes, capital expenditures and investment in working capital and then adding back depreciation and amortization expense. A reconciliation of unlevered free cash flow to cash flow from operating activities, the most directly comparable GAAP financial measure, cannot be provided without unreasonable effort due to the inherent difficulty of forecasting the timing or amount of the items that have been excluded from the non-GAAP financial measure.  The impact of the excluded items will cause the projected non-GAAP financial measure to differ significantly from the most directly comparable GAAP financial measure.

Non-GAAP Reconciliation – SureWest Estimates

SureWest has presented non-GAAP financial measures such as EBITDA, adjusted EBITDA and unlevered free cash flow. Management believes that EBITDA and Adjusted EBITDA are common measures of operating performance in the telecommunications industry. Unlevered free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity. EBITDA, Adjusted EBITDA and unlevered free cash flow are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for net income as a measure of performance.  SureWest believes these non-GAAP measures, viewed in addition to but not in lieu of its reported GAAP results, provide useful information to investors as they are an integral part of the internal evaluation of operating performance. In addition, they are measures that SureWest uses to evaluate management's effectiveness. SureWest's non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.  For more information related to these measures, see note (7) on pages 29-30 of the Proxy Statement/Prospectus.

Set forth below is a reconciliation of the SureWest EBITDA and Adjusted EBITDA to net income, the most comparable GAAP measure.

	Year Ended December 31,
	2012	2013	2014	2015	2016
	(dollars in millions)
Net income	$3.6	$6.2	$10.1	$13.3	$17.6
Add (subtract):
Income tax expense (benefit)	2.5	4.2	6.9	$9.1	12.0
Other (income)/expense	8.5	8.5	8.2	$8.0	7.0
Depreciation and amortization	64.0	66.2	67.3	$67.9	68.4
EBITDA	78.6	85.1	92.6	98.3	105.0
Non-cash stock compensation expense	3.9	3.7	3.7	$3.7	3.7
Adjusted EBITDA	$82.5	$88.8	$96.3	$102.0	$108.7

Non-GAAP Reconciliation – Consolidated Estimates

Consolidated presents Adjusted EBITDA (which is a non-GAAP financial measure) for three reasons: Consolidated believes it is a useful indicator of Consolidated’s historical debt capacity and Consolidated’s ability to service debt and pay dividends; it provides a measure of consistency in Consolidated’s financial reporting; and covenants in Consolidated’s credit facilities contain ratios based on Adjusted EBITDA.

For more information on the method by which Consolidated calculates EBITDA and Adjusted EBITDA, the definition of Adjusted EBITDA and other information related to this measure, see note (7) on pages 24-25 of the Proxy Statement/Prospectus.

Set forth below is a reconciliation of the Consolidated EBITDA and Adjusted EBITDA to net cash provided by operating activities, the most comparable GAAP measure.

	Year Ended December 31,
	2012	2013	2014	2015	2016
	(dollars in millions)
Net cash provided by operating activities	$117.9	$108.5	$104.0	$100.1	$100.3
Non-cash stock based compensation	1.9	2.0	2.1	2.2	2.3
Other adjustments, net	0.3	(1.0)	(1.2)	(1.0)	(1.9)
Changes in operating assets & liabilities	(2.4)	(1.4)	(1.0)	(1.4)	(2.5)
Interest expense, net	46.9	39.1	38.0	47.4	48.5
Income taxes	14.9	24.4	25.5	22.9	23.1
EBITDA (1)	179.5	171.7	167.5	170.2	169.8
Adjustments to EBITDA (2)
Integration and restructuring costs	0.2	0.2	0.2	0.2	0.2
Other, net (3)	(28.0)	(32.3)	(36.1)	(39.4)	(42.1)
Investment distributions (4)	27.7	32.0	35.8	39.1	41.8
Non-cash stock based compensation (5)	1.9	2.0	2.1	2.2	2.3
Adjusted EBITDA	$181.3	$173.6	169.5	$172.3	$172.0

Footnotes for Adjusted EBITDA:

(1)	EBITDA is defined as net earnings before interest expense, income taxes, depreciation and amortization on a historical basis.

(2)	These adjustments reflect those required or permitted by the lenders under the credit facility in place at the end of each of the quarters included in the periods presented.

(3)	Represents certain expenses associated with integrating and restructuring the Texas, Illinois and Pennsylvania businesses.

(3)	Other, net includes the equity earnings from our investments, dividend income, income attributable to noncontrolling interests in subsidiaries and certain miscellaneous items.

(4)	For purposes of calculating adjusted EBITDA, we include all cash dividends and other cash distributions received from our investments.

(5)	Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are being excluded from adjusted EBITDA.

Safe Harbor

Any statements other than statements of historical facts, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan, “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability of Consolidated to complete the acquisition of SureWest, successfully integrate the operations of SureWest and realize the synergies from the acquisition, as well as a number of other factors related to the businesses of Consolidated and SureWest, including various risks to stockholders of not receiving dividends and risks to Consolidated’s ability to pursue growth opportunities if Consolidated continues to pay dividends according to its current dividend policy; various risks to the price and volatility of Consolidated’s common stock; the substantial amount of debt and Consolidated’s ability to repay or refinance it or incur additional debt in the future; Consolidated’s need for a significant amount of cash to service and repay the debt and to pay dividends on Consolidated’s common stock; changes in the valuation of pension plan assets; restrictions contained in Consolidated’s debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with Consolidated’s possible pursuit of acquisitions; economic conditions in Consolidated’s and SureWest’s service areas; system failures; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of Consolidated’s or SureWest’s network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes on the telecommunications industry; and liability and compliance costs regarding environmental regulations. These and other risks and uncertainties are discussed in more detail in Consolidated’s and SureWest’s filings with the Securities and Exchange Commission, including the companies’ respective reports on Form 10-K and Form 10-Q.

Many of these risks are beyond management’s ability to control or predict. All forward-looking statements attributable to Consolidated, SureWest or persons acting on behalf of each of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication and the companies’ filings with the Securities and Exchange Commission. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, neither Consolidated nor SureWest undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Proxy Statement/Prospectus

This material is not a substitute for the Proxy Statement/Prospectus filed with the Securities and Exchange Commission on March 28, 2012, which, as amended, was declared effective on April 24, 2012. Investors in Consolidated or SureWest are urged to read the Proxy Statement/Prospectus, which contains important information, including detailed risk factors. The Proxy Statement/Prospectus is, and other documents which will be filed by Consolidated and SureWest with the Securities and Exchange Commission will be, available free of charge at the Securities and Exchange Commission’s website, www.sec.gov, or by directing a request to Consolidated Communications, 121 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations; or to SureWest Communications, 8150 Industrial Avenue, Building A, Roseville, California 95678, Attention: Investor Relations. The definitive Proxy Statement/Prospectus was first mailed to the stockholders of Consolidated and shareholders of SureWest on May 1, 2012.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Proxy Solicitation

Consolidated and SureWest, and certain of their respective directors, executive officers and other members of management and employees are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of Consolidated is set forth in the Proxy Statement/Prospectus. Information about the directors and executive officers of SureWest is set forth in SureWest’s Form 10-K for the year ended December 31, 2011. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the definitive joint proxy statement/prospectus for such proposed transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2012
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
Name: Steven L. Childers Title: Chief Financial Officer